                   NOTICE OF GUARANTEED DELIVERY AND CONSENT
                                      FOR
                   NEW YORK STATE ELECTRIC & GAS CORPORATION
                           OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OUTSTANDING SHARES
             OF THE FOLLOWING SERIES OF ITS SERIAL PREFERRED STOCK,
                    PAR VALUE $100 PER SHARE (THE "SHARES")
            AT THE PURCHASE PRICES LISTED ON THE FRONT COVER OF THE
          OFFER TO PURCHASE AND CONSENT STATEMENT, DATED MARCH 1, 1999

    SERIES                                                          CUSIP NO.
-----------                                                        ------------
     3.75%   Cumulative Preferred Stock                            649840-20-4
    4 1/2%   Cumulative Preferred Stock (Series 1949)              649840-70-9
     4.40%   Cumulative Preferred Stock                            649840-40-2
     4.15%   Cumulative Preferred Stock (Series 1954)              649840-50-1
     4.15%   Cumulative Preferred Stock                            649840-2*-5

                            ------------------------

                   NEW YORK STATE ELECTRIC & GAS CORPORATION

        CONSENT STATEMENT WITH RESPECT TO THE ABOVE-LISTED SERIES OF ITS
                             SERIAL PREFERRED STOCK

    This form, or a form substantially equivalent to this form, must be used to tender Shares pursuant to the Offer (as hereinafter defined) and/or grant consents with respect to Shares pursuant to the related consent solicitation if certificates for Shares of a series of serial preferred stock listed above (a "Series of Preferred"), of New York State Electric & Gas Corporation (the "Company"), to be tendered pursuant to the Offer are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit the applicable Letter of Transmittal and Consent (and any other required documents) to be delivered to the Depositary (listed below) on or prior to the Expiration Date (as defined in the Offer to Purchase and Consent Statement, dated March 1, 1999). This form may be sent by facsimile transmission (only by an Eligible Institution (as defined in the Offer to Purchase and Consent Statement) with the original delivered within two business days), delivered by hand or mailed to the Depositary and must include an endorsement by an Eligible Institution in the form set forth below. See "Terms of the Offer--Procedure for Tendering Shares" in the Offer to Purchase and Consent Statement.

    A SEPARATE NOTICE OF GUARANTEED DELIVERY AND CONSENT MUST BE USED FOR EACH SERIES OF PREFERRED.

    THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST DELIVER THE LETTER OF TRANSMITTAL AND CONSENT (AND ANY OTHER REQUIRED DOCUMENTS) AND THE CORRESPONDING SHARES (IF TENDERING) TO THE DEPOSITARY WITHIN THREE BUSINESS DAYS OF DELIVERY OF THIS FORM.

           TO:  CHASEMELLON SHAREHOLDER SERVICES, L.L.C., DEPOSITARY

           BY MAIL:                        BY HAND:                 BY OVERNIGHT DELIVERY:
     Post Office Box 3301          120 Broadway, 13th Floor        85 Challenger Road-Mail
  South Hackensack, NJ 07606          New York, NY 10271                  Drop-Reorg
     Attn: Reorganization            Attn: Reorganization         Ridgefield Park, NJ 07660
          Department                      Department                 Attn: Reorganization
                                                                          Department

                     BY FACSIMILE TRANSMISSION FOR ELIGIBLE
                       INSTITUTIONS ONLY: (201) 296-4293
                      CONFIRM BY TELEPHONE: (201) 296-4860

YOU MUST CHECK ONE BOX:    / / I WILL BE TENDERING AND CONSENTING
                               / / I WILL BE CONSENTING ONLY
                               / / I WILL BE TENDERING ONLY

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS (OR FACSIMILE NUMBER) OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal and Consent is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such Letter of Transmittal and Consent.

    If tendering Shares, the undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Statement, dated March 1, 1999, and the related Letter of Transmittal and Consent (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares listed below, pursuant to the guaranteed delivery procedure set forth in "Terms of the Offer--Procedure for Tendering Shares" in the Offer to Purchase and Consent Statement.

                                  CONSENT FORM

    The undersigned, the holder of record as of March 5, 1999 (the "Record Date") of the Shares indicated below hereby acknowledges receipt of the Offer to Purchase and Consent Statement, dated March 1, 1999, and related Letter of Transmittal and Consent and consents without a meeting, pursuant to the Company's Restated Certificate of Incorporation, as amended, with respect to all of such Shares, to the adoption of the following Proposal.

    THE BOARD OF DIRECTORS URGES YOU TO CONSENT TO THE PROPOSAL.

    THE PROPOSAL: Consent to the issuance by the Company of up to $1.2 billion of unsecured indebtedness in excess of the Present Limitation as set forth in the Offer to Purchase and Consent Statement, dated March 1, 1999.

/ /  CONSENT                  / /  WITHHOLD CONSENT                 / /  ABSTAIN

INDICATE YOUR VOTE BY AN (X).

    IF THIS NOTICE OF GUARANTEED DELIVERY AND CONSENT IS EXECUTED AND DATED BUT NOT MARKED WITH RESPECT TO THE PROPOSAL, THE SHAREHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

SERIES OF PREFERRED (CHECK ONE):

                    SERIAL PREFERRED STOCK ($100 PAR VALUE)

[  ] 3.75% Cumulative Preferred Stock

[  ] 4 1/2% Cumulative Preferred Stock (Series 1949)

[  ] 4.40% Cumulative Preferred Stock

[  ] 4.15% Cumulative Preferred Stock (Series 1954)

[  ] 4.15% Cumulative Preferred Stock
    A separate Notice of Guaranteed Delivery and Consent must be used for each Series of Preferred.

PLEASE COMPLETE:

             DESCRIPTION OF SHARES TENDERED AND/OR WITH RESPECT TO
                           WHICH CONSENTS ARE GRANTED
                  (ATTACH ADDITIONAL SIGNED LIST IF NECESSARY)

                                                                                      NUMBER OF SHARES
                                                TOTAL NUMBER OF                     TENDERED AND/OR WITH
            CERTIFICATE                      SHARES REPRESENTED BY                    RESPECT TO WHICH
             NUMBER(S)*                         CERTIFICATE(S)*                    CONSENTS ARE GRANTED**
------------------------------------  ------------------------------------  ------------------------------------

                                                                                           TOTAL:

*   Need not be completed by shareholders tendering by book-entry transfer.

** Unless otherwise indicated, it will be assumed that (i) all Shares represented by any certificate to be delivered to the Depositary are being tendered and (ii) consents are being granted with respect to all Shares represented by any certificate specified above.

                                  SIGNATURE(S)

X ______________________________________________________________________________

X ______________________________________________________________________________

Dated: __________________________________________________________________, 1999.

Name(s): _______________________________________________________________________

________________________________________________________________________________
                                 (PLEASE PRINT)

Must be signed by holder(s) exactly as name(s) appear(s) (as of the Record Date, if consenting) on certificate(s) for the Shares or on a security position listing or by person(s) authorized to become holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5 of the Letter of Transmittal and Consent.

Capacity (full title): _________________________________________________________

DTC Participant Number (if applicable): ________________________________________

Address: _______________________________________________________________________
                               (INCLUDE ZIP CODE)

DAYTIME Area Code and Telephone No.: ___________________________________________

               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary at one of its addresses set forth above certificate(s) for any Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of any Shares tendered hereby into the Depositary's account at The Depository Trust Company, and/or a properly completed and duly executed Letter(s) of Transmittal and Consent (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three business days after the date of delivery hereof.

 -------------------------------------------    -------------------------------------------
                Name of Firm                               Authorized Signature

 -------------------------------------------    -------------------------------------------
                   Address                                         Name

 -------------------------------------------    -------------------------------------------
            City, State, Zip Code                                  Title

 -------------------------------------------   Date:, 1999
       Area Code and Telephone Number

     DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES
      MUST BE SENT WITH THE APPLICABLE LETTER OF TRANSMITTAL AND CONSENT.